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                                                                    EXHIBIT 99.3

                        CONSENT OF CHASE SECURITIES INC.

     Chase Securities Inc. hereby consents to the use of our name and to the description of our opinion letter, dated as of April 14, 1998 in, and to the inclusion of such opinion letter as Annex C to, the Proxy Statement/Prospectus of Quaker State Corporation and Pennzoil Products Company, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Pennzoil Products Company. By giving such consent, we do not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          CHASE SECURITIES INC.

New York, New York
August 12, 1998